SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 15, 1998 (June 30, 1998)
                                                   -----------------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Maryland                          001-14162                  94-3211970
--------------                     --------------           -----------------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)               I.D. Number)
incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300
                                                            -------------

Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 1998, the Company acquired a portfolio of multi-family properties (the "Galesi Portfolio") from the Galesi Group, a privately owned company. The Galesi Portfolio includes 21 properties with 6,536 units located primarily in Houston, Austin, Dallas and San Antonio. Four properties are located outside of
Texas: two in Atlanta, one in Nashville and one in Colorado Springs. The total acquisition cost, including capitalized costs, was approximately $275.8 million, comprising: (i) approximately $169.4 million of net assumed debt; (ii) approximately $21.2 million of equity in the form of 806,393 partnership units in the Operating Partnership (based on an agreed per unit value of $26.2315); and (iii) the balance in cash. The cash portion was financed through advances under the $150 million Bridge Loan from Wells Fargo Bank as discussed below.

On June 30, 1998, the Company acquired a 133,090 square foot office property and a 229,352 square foot industrial property, both located in northern New Jersey (the "Donau/Gruppe Portfolio") from a German partnership. The total acquisition cost, including capitalized costs, was approximately $28.5 million, which was comprised of: (i) approximately $10.5 million of assumed debt; and (ii) the balance in cash. The cash portion was financed through advances under the $150 million Bridge Loan from Wells Fargo Bank as discussed below. In addition, the Company is under contract to acquire from the seller another 85,765 square foot office building for $12.4 million. This acquisition is expected to close in August 1998.

On July 8, 1998, the Company acquired a portfolio of ten properties (the "Pauls Portfolio") from The Pauls Corporation. The Pauls Portfolio properties aggregate 1,128,785 square feet located in Aurora, Colorado, and consist of one office, three office/flex and six industrial buildings. The total acquisition cost, including capitalized costs, was approximately $54.9 million, comprising: (i) approximately $41.3 million of net assumed debt; (ii) approximately $11.3 million of equity in the form of 423,843 partnership units in the Operating Partnership (based on an agreed per unit value of $26.556); and (iii) the balance in cash. The cash portion was financed through advances under the $150 million Bridge Loan from Wells Fargo Bank as discussed below. Additionally, the Company has committed $54 million to a development alliance with The Pauls Corporation.

In addition, on May 20, 1998, the Company acquired a 125,507 square foot office building and a 5.45 acre parcel of land located in Omaha, Nebraska ("One and Three Pacific") from Shorenstein Company, L.P. The total acquisition cost, including capitalized costs, was approximately $20.1 million which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility and proceeds from the sales of two office/flex properties.

There is no relationship between any of the sellers listed above and the Company, the Company's Operating Partnership or any affiliated entities of the Company.

Item 5.       OTHER EVENTS

On June 30, 1998, the Company obtained a $150 million unsecured line of credit from Wells Fargo Bank (the "Bridge Loan") which bears interest at a variable rate of LIBOR plus 1.3%, and has a maturity date of December 31, 1998. As of the date of this filing, approximately $147.7 million has been drawn under the Bridge Loan to fund acquisitions, including the Galesi Portfolio, the Donau/Gruppe Portfolio and the Pauls Portfolio as discussed above, and to fund development advances.

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b) FINANCIAL STATEMENTS

                       As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 7 (a) & (b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after July 15, 1998, file such financial statements.

              (c)      EXHIBITS

                       Financing agreement with Wells Fargo Bank related to the Bridge Loan (*)


(*) To be filed with amendment to this Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                   By: Glenborough Realty Trust Incorporated,





Date: July 15, 1998                    /s/ Terri Garnick
                                       -------------------------------
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)